SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
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Post Properties, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 14, 2003

Dear Post Properties Shareholder:

      We are pleased to report that Institutional Shareholders Services (“ISS”), the nation’s leading independent proxy voting and corporate governance advisory firm, has recommended to its clients that they vote “FOR” Post Properties’ director nominees on the WHITE proxy card.

ISS RECOMMENDS THAT SHAREHOLDERS VOTE

ON THE WHITE PROXY CARD “FOR” THE COMPANY’S NOMINEES

      ISS, whose voting analyses and recommendations are relied upon by hundreds of major institutional investment firms, mutual funds and fiduciaries throughout the world, has issued its recommendation with regard to the reelection of the Company’s director nominees. ISS has recommended that shareholders:

•	Vote “FOR” the Company’s nominees on the WHITE proxy card, and

•	Not vote on John Williams’ gold proxy card.

      ISS — a truly independent expert — correctly identified the real issue in this proxy contest: “which team is more likely to create value for shareholders in the future?” ISS, after extensive analysis, concluded that the best way to create shareholder value is to elect the Company’s nominees.

HELP SET THE FUTURE COURSE OF YOUR COMPANY TODAY

      The time to act is now, as the May 22 shareholders’ meeting is only days away. Vote your shares on the enclosed WHITE proxy card to elect an experienced and dedicated Board of Directors that has pledged to protect and enhance the value of your shares, and has committed to review all strategic alternatives on an ongoing basis.

      Your vote is important, no matter how many or how few shares you own. Please sign, date and return your WHITE proxy card today in the enclosed postage-paid envelope. Remember, even if you previously voted for Mr. Williams’ nominees on his gold proxy card, you can easily change your vote. You may revoke your prior vote by sending in your WHITE proxy card.

      Once again, we appreciate your continued support.

Sincerely,

David P. Stockert	Robert C. Goddard, III
President and Chief Executive Officer	Chairman of the Board

If you have any questions or need assistance in voting your shares, please call:

INNISFREE M&A INCORPORATED

501 MADISON AVENUE, 20TH FLOOR
NEW YORK, NEW YORK 10022
TOLL FREE: (877) 825-8730
BANKS AND BROKERS CALL COLLECT: (212) 750-5833

NOTE: Permission to use quotation from ISS Report was neither sought nor obtained.

ADDITIONAL INFORMATION

     On May 13, 2003, the Company received notice that a shareholder derivative and purported class action lawsuit was filed against certain members of the Board of Directors of the Company and against the Company as a nominal defendant. Mr. Williams was not named as a defendant in the lawsuit. The complaint was filed in the Superior Court of Fulton County, Atlanta, Georgia on May 12, 2003 and alleges breaches of fiduciary duties, abuse of control and corporate waste by the defendants. The plaintiff seeks monetary damages and, as appropriate, injunctive relief. The defendants have not yet filed an answer. The Company believes this lawsuit is without merit and intends to vigorously defend against it.

     As of March 25, 2003, Ronald de Waal, a director of the Company, beneficially owned 466,542 shares of Post Properties common stock. Mr. de Waal has pledged 413,000 shares of Post Properties common stock as collateral to secure a line of credit with UBS AG on behalf of an entity indirectly controlled by Mr. de Waal. No indebtedness is currently outstanding under the line of credit and no other shares of Post Properties common stock beneficially owned by Mr. de Waal currently are pledged.

     Certain statements made in this letter and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and may be discussed in subsequent filings with the SEC.